UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

October 27, 2004

Modine Manufacturing Company
Exact name of registrant as specified in its charter
Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 2.03.     Creation of a Direct Financial Obligation.

ITEM 9.01.     Exhibits

SIGNATURE

Exhibit Index
EX-99     Press release dated October 27, 2004.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.     Creation of a Direct Financial Obligation.

On October 27, 2004, Modine Manufacturing Company (the "Company" or "Modine") announced entering into a new multi-currency revolving credit arrangement with Bank One, NA, as the Administrative Agent for the lenders under an Amended and Restated Credit Agreement (the "Credit Facility"). The Credit Facility replaces Modine's existing three-year, $150 million multi-currency revolving credit facility established in April 2002.

Subject to certain conditions, the lenders have committed to making available to the Company a five-year revolving multi-currency credit facility in a maximum amount of up to $200,000,000. The Credit Facility is for general corporate purposes and to refinance existing indebtedness. Borrowings under the Credit Facility are guaranteed by each of six of the Company's significant subsidiaries but are otherwise unsecured.

The following is a summary of amended and restated Credit Facility:

- The aggregate commitment of $200,000,000 includes (i) up to $25,000,000 which shall be available for the issuance of commercial and standby letters of credit by Bank One at the request of the Company; (ii) $75,000,000 shall be available in foreign currencies to be agreed upon; (iii) $10,000,000 of which, may, in the sole discretion of Bank One as swingline lender, be available as swingline loans; and (iv) the Company has the right to increase the aggregate commitment by up to a maximum additional amount of $75,000,000 subject only to the agreement of the Agent and lenders providing the increase in the aggregate commitment.

- The interest rate on borrowings under the Credit Facility ranges from .55% to 1.25% over the London Interbank Offered Rate (LIBOR) or 0.00% over an Alternate Base Rate, which is the greater of the JPMorgan Prime rate or the Federal fund rate plus 0.50%. The exact spread over LIBOR will depend on the Company's Leverage Ratio (a ratio of consolidated indebtedness to consolidated EBITDA for the four preceding fiscal quarters, as defined in the related document). The Company also pays quarterly commitment fees which may range from 0.15% to 0.25% on the unused portion of the Credit Facility.

- The Credit Facility contains customary covenants (including compliance with laws, maintenance of insurance, keeping of books, conduct of business, maintenance of properties, payment of taxes, inspection of records, and furnishing of quarterly and annual financial statements, quarterly compliance certificates and other financial information).

- The Credit Facility also contains customary restrictive covenants including certain specified restrictions on the following:

● dividends, repurchases and retirement of common stock

● other indebtedness

● consolidations and mergers

● sale of assets except that securitization of accounts receivable will be permitted up to an aggregate amount representing no more than 15% of total assets

● investments, loans and advances

● liens and encumbrances

● transactions with affiliates

The Credit Facility also contains certain financial covenants, including covenants pertaining to the following (calculated on a consolidated basis):

● Leverage Ratio: The Company shall maintain a ratio of Total Debt to Adjusted EBITDA of not more than 3.0 to 1. Adjusted EBITDA will be calculated on a rolling four-quarter basis.

● Interest Expense Coverage Ratio: The Company shall maintain a ratio of EBIT to Interest Expense of less than 3.0 to 1, based on a rolling four-quarter basis.

A copy of the Company's news release dated October 27, 2004 announcing the closing is attached hereto as Exhibit 99.

Item 9.01.   Exhibits.

Exhibit 99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D. B. Rayburn
D. B. Rayburn President and Chief Executive Officer

Date: October 27, 2004

EXHIBIT INDEX
Exhibit Number	Description
Exhibit 99	Modine Manufacturing Company's press release dated October 27, 2004.